SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
May 23, 2001

Energy Search, Incorporated
(Exact Name of Registrant as
Specified in its Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	001-12679 (Commission File Number)	62-1423071 (IRS Employer Identification No.)

280 Fort Sanders West Blvd. Suite 200 Knoxville, Tennessee (Address of Principal Executive Offices)		37922 (Zip Code)

Registrant's telephone number, including area code: (800) 551-5810

Item 5.	Other Events.

          On May 23, 2001, Energy Search, Incorporated ("Energy Search") entered into an Agreement and Plan of Merger (the "Merger Agreement") with EOG Resources, Inc. ("EOG") and EOG Tennessee, Inc., a direct wholly owned subsidiary of EOG, pursuant to which Energy Search will be acquired by EOG Tennessee, Inc. (the "Merger"). As a result of the Merger, each share of Energy Search common and preferred stock outstanding immediately before the Merger (other than shares owned by Energy Search, any wholly owned subsidiary of Energy Search, EOG or EOG Tennessee, Inc., and shares as to which dissenters' rights are properly exercised under Tennessee law) will be converted into the right to receive $8.22 per share, subject to the terms of the Merger Agreement.

          The Merger is conditioned upon, among other things, approval by holders of a majority of Energy Search common stock and Energy Search preferred stock, each voting as a separate class. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

          A copy of a press release, dated May 24, 2001, issued by Energy Search relating to the Merger, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

	2.1	Agreement and Plan of Merger between Energy Search, Incorporated, EOG Resources, Inc., and EOG Tennessee, Inc. dated as of May 23, 2001.

	99.1	Press release dated May 24, 2001.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	May 24, 2001	ENERGY SEARCH INCORPORATED (Registrant)

		By:	/s/ Richard S. Cooper
Richard S. Cooper, President

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger between Energy Search, Incorporated, EOG Resources, Inc., and EOG Tennessee, Inc. dated as of May 23, 2001.

99.1	Press release dated May 24, 2001.